Exhibit 99.1

NightFood® Enters Market Street Chain,
Division of Albertsons

TARRYTOWN, NY, June 14, 2016 (GLOBE NEWSWIRE) -- NightFood Holdings, Inc. (OTC: NGTF), “The Nighttime Snack Company”, today announced that NightFood nutrition bars will soon be available for sale in all Market Street supermarkets throughout Texas.

Market Street is part of The United Family of stores. United is a division of the Albertsons Companies, and operates 73 stores under five distinct formats: United Supermarkets, Market Street, Amigos, United Express s, and Albertsons Market.

According to the Market Street website, “Market Street is a unique, one-stop shopping experience that combines shoppers’ everyday grocery needs with the gourmet & specialty items, whole health products, and prepared foods they crave.“

To support the rollout, NightFood and Market Street are working together to implement in-store product demonstrations, deploy NightFood CraveMonster™ point of purchase displays, and utilize other proven promotional methods to drive consumer awareness and trial.

“Market Street is exactly the type of store we were expecting would identify the value of the NightFood brand during these early stages,” mentioned NightFood CEO Sean Folkson. “Upscale chains such as Fairway Market and Market Street promote a sense of discovery for the consumer, and pride themselves on being on-trend and ahead of the curve.”

About Nightfood:

NightFood (OTC: NGTF), “The Nighttime Snack Company”, is a snack food company dedicated to providing consumers delicious, better-for-you choices for evening snacking. NightFood is the first company to create products to address the unique nutritional needs consumers have at night. NightFood creates, manufactures, and distributes products to help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way. NightFood utilizes the expertise of Ramsey, N.J. based Cascadia Managing Brands to develop and deploy its sales, marketing and distribution strategy. For more information, visit www.nightfood.com.

About Market Street®

Market Street® is a unique and inspiring shopping experience – the place to go for people who care about food, who want a healthier lifestyle, and who are open to fresh new food ideas. It’s the place “where everyday meets gourmet” – where guests can bring many shopping lists to one store. Market Street locations can be found in Abilene, Allen, Amarillo, Colleyville, Coppell, Flower Mound, Frisco, Lubbock (3), McKinney, Midland, Odessa, Plano and Wichita Falls.

Forward Looking Statements:

This current press release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:
Peter Leighton
888-888-6444, x5

Investor Contact:
Sean Folkson

888-888-6444, x4